Exhibit 10.8

PROMISSORY NOTE

Borrower:	Deep Green Waste & Recycling, Inc. of 13110 NE 177th Place, #293, Woodinville, WA 98072 (the “Borrower”)

Lender:	Jeremy D. Lyell of ______________________________________ (the “Lender”)

Principal Amount: $186,537.92 USD

1.	FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of $186,537.92 USD, with interest payable on the unpaid principal at the rate of 7.00 percent per annum, calculated yearly not in advance.

2.	This Note will be repaid in full on December 18th, 2021. It may be extended for an additional 30 days without penalty by mutual agreement of the Borrower and Lender.

3.	At any time while not in default under this Note, the Borrower may pay the outstanding balance and accrued interest then owing under this Note to the Lender without further bonus or penalty.

4.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

5.	This Note is given to secure the final payment of the purchase price of the following security (the ‘Security’): All the tangible and intangible assets, real, personal, or mixed, owned or held by Lyell Environmental Services, Inc. and used or useful in the business of Lyell Environmental Services, Inc.

6.	Title to the Security will be transferred to the Borrower at execution of this Note. The Lender will retain a vendors’ lien in the Security and the Borrower grants to the Lender a security interest in the Security until this Note is paid in full.

7.	If the Borrower defaults in payment as required under this Note or after demand for ten (10) days, the Security will be immediately provided to the Lender and the Lender is granted all rights of repossession as a secured party.

8.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

9.	This Note will be construed in accordance with and governed by the laws of the State of Tennessee.

10.	This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF the parties have duly affixed their signatures under seal on this 18th day of October, 2021.

Deep Green Waste & Recycling, Inc.
SIGNED, SEALED, AND DELIVERED
this 18th day of October 2021.	__________________________(signature)
Lloyd T. Spencer
President

SIGNED, SEALED, AND DELIVERED	Jeremy D. Lyell
this 18th day of October 2021.
__________________________(signature)

Page 2 of 2